The Exhibit Index begins on page 9

As filed with the Securities and Exchange Commission on September 29, 1994

Registration No. 33-_______



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933



USF&G Corporation
(Exact name of issuer as specified in its charter)

                Maryland                                    52-1220567

  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


    100 Light Street                                                21202
    Baltimore, Maryland                                           (Zip Code)
   (Address of principal executive offices)


1994 STOCK PLAN FOR EMPLOYEES OF USF&G
         (Full title of plan)



(Name, address and telephone
number of agent for service)                                    (Copy to:)



John A. MacColl, Esquire                           John F. Hoffen, Jr., Esquire
USF&G Corporation                                  USF&G Corporation
100 Light Street                                   100 Light Street
Baltimore, Maryland  21202                         Baltimore, Maryland    21202
(410) 547-3000                                     (410) 547-3000



CALCULATION OF REGISTRATION FEE



Title of          Amount       Proposed maximum   Proposed maximum    Amount of
Securities        of be        offering price     aggregate           registra
to be registered  registered      per share       offering price      tion fee

Common Stock (par  2,500,000 shares   $13.25*     $33,125,000*      $11,421.50*
value $2.50 per
share)

* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation Common Stock reported on the New York Stock Exchange on September 23 (i.e., $13.25)



PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be included in the Form S-8 pursuant to Note to
Part I of Form S-8.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)     Annual Report on Form 10-K for the year ended December 31,
1993;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above;

(c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such document.


 Item 4.    Description of Securities.

            Not applicable.



Item 5. Interests of Named Experts and Counsel.

         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration
Statement is being passed upon by John A. MacColl, Senior Vice
President and General Counsel for the Registrant.  As of August
20, 1994, Mr. MacColl owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Corporation's outstanding Common Stock.


Item 6. Indemnification of Directors and Officers.


         The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:


                The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

*        *        *

                To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

*        *        *

The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.





Item 7. Exemption from Registration Claimed.

        Not applicable.



Item 8. Exhibits.

               4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A filed September 21, 1987).



                5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock



                23.1    Consent of Independent Auditors



                23.2    Consent of Counsel (included in Exhibit 5 above)



                28 Information From Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993)

 Item 9.              Undertakings.


        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration
Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there- unto duly authorized, in the City of Baltimore, State of Maryland on the 28th day of September, 1994.



                                                USF&G CORPORATION





                                        By \s\ Norman P. Blake, Jr.
                                               Norman P. Blake, Jr.
                                               Chairman of the Board, President
                                               and Chief Executive Officer

POWER OF ATTORNEY

        The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of
Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock and other securities to officers and other employees of the Corporation and its subsidiaries (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of September, 1994.


                Signature                                     Title

              \s\Norman P. Blake, Jr.    Director, Chairman of the Board,
              Norman P. Blake, Jr.       Chief Executive Officer, and President


              \s\Dan L. Hale           Executive Vice President, Chief
              Dan L. Hale              Financial Officer (Principal Financial
                                         Officer and Accounting Officer)

              \s\H. Furlong Baldwin              Director
              H. Furlong Baldwin

              \s\Michael J. Birck                Director
              Michael J. Birck

              \s\Norman P. Blake, Jr.            Director
              Norman P. Blake, Jr.

              \s\George L Bunting, Jr.           Director
              George L. Bunting, Jr.

              \s\Robert E. Davis                 Director
              Robert E. Davis

              \s\Dale F. Frey                    Director
              Dale F. Frey

              \s\Robert E. Gregory, Jr.          Director
              Robert E. Gregory, Jr.

              \s\Robert J Hurst                  Director
              Robert J. Hurst

              \s\Wilbur G. Lewellen              Director
              Wilbur G. Lewellen

              \s\Henry A. Rosenberg, Jr.         Director
              Henry A. Rosenberg, Jr.

              \s\Larry P. Scriggins              Director
              Larry P. Scriggins

              \s\Anne M. Whittemore              Director
              Anne M. Whittemore

 EXHIBIT INDEX

Exhibit                                                             Sequential
Number                  Description                                 Page Number

4               Description of Shareholder Rights Plan
                (incorporated by reference  to  Form 8-A filed
                September 21, 1987)

5 Opinion and Consent of Counsel Regarding the Legality of the Shares of Common Stock

23.1            Consent of Independent Auditors

23.2            Consent of Counsel (included in Exhibit 5 above)

28              Information Reports Furnished to
                State Insurance Regulatory Authorities             See note (1)

________________________________

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.





EXHIBIT 5


September 28, 1994


USF&G Corporation
100 Light Street
Baltimore, Maryland  21202

Gentlemen:

        I am the duly elected and acting Senior Vice President-General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange
Commission of a registration statement on Form S-8 (the
"Registration Statement") registering 2,500,000 shares of Common
Stock, par value $2.50 per share, of the Corporation (the
"Common Stock") for issuance pursuant to the 1994 Stock Plan for USF&G Employees (the "Plan").

        In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 2,500,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

        Based upon the foregoing, I am of the opinion that:

        1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

        2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item
5 of this Registration statement.

                                           Very truly yours,

                                           John A. MacColl


 EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the registration of 2,500,000 shares of common stock in connection with the 1994 Stock Plan for Employees of USF&G of our reports (a) dated February 11, 1994, with respect to the consolidated financial statements of USF&G Corporation incorporated by reference and the related financial statement schedules included in its Annual Report (Form 10-K) and (b) dated May 27, 1994, with respect to the financial statements and schedules of the USF&G Capital Accumulation Plan included in the Plan's Annual Report (Form 11-K), both for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                                 \s\ ERNST & YOUNG LLP



Baltimore, Maryland
September 23, 1994